                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  April 2, 1997
                                                           -------------


                              Pierce Leahy Corp.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


        New York                   333-9963                      23-2588479
----------------------------      -----------                ------------------
(State or other jurisdiction      (Commission                (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)


                                631 Park Avenue
                          King of Prussia, Pennsylvania             19406
                    ----------------------------------------      ----------
                    (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code:  (610) 992-8200
                                                           --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

     On April 2, 1997, Pierce Leahy Corp. (the "Company") completed a stock purchase of Records Management Services, Inc. ("RMS"), a provider of records storage and management services with operations in Arizona, California, Illinois, Indiana, Missouri, New Jersey, Ohio, Texas and Utah.

     The stock purchase was consummated pursuant to a Stock Purchase Agreement dated as of February 27, 1997 between the Company, RMS and certain shareholders of RMS (the "Agreement"). The terms of the stock purchase were negotiated on an arms-length basis.

     The purchase price was approximately $62 million, including the repayment of certain debt of RMS. The purchase price was financed by a borrowing under the Company's credit facility with Canadian Imperial Bank of Commerce and the several lenders parties thereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

     (a) Financial Statements of Businesses Acquired.

         Consolidated Financial Statements of Records Management Services, Inc.:
                Report of Independent Public Accountants
                Consolidated Balance Sheets
                Consolidated Statements of Operations
                Consolidated Statements of Shareholders' Equity
                Consolidated Statements of Cash Flows
                Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information.

         Pro Forma Consolidated Financial Statements (unaudited):
                Basis of Presentation
                Pro Forma Consolidated Balance Sheet
                Pro Forma Consolidated Statement of Operations
                Notes to Pro Forma Consolidated Financial Statements

     (c)  Exhibits.

     The following exhibits are filed as part of this Report:

     10. Stock Purchase Agreement dated as of February 27, 1997 between the Company, Records Management Services, Inc. and certain shareholders of Records Management Services, Inc. (incorporated by reference to
          Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Records Management Services, Inc. and Subsidiaries:

  We have audited the accompanying consolidated balance sheet of Records Management Services, Inc. and subsidiaries (the "Company") as of September 30, 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Records Management Services, Inc. and subsidiaries as of September 30, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

  As described in Note 1, the Company changed its method of accounting for customer acquisition costs effective October 1, 1995.

DELOITTE & TOUCHE LLP

Chicago, Illinois
November 22, 1996
(January 10, 1997 as to Note 11)

               RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                     SEPTEMBER 30, DECEMBER 31,
                                                         1996          1996
                                                     ------------- ------------
                                                                   (UNAUDITED)
                       ASSETS
CURRENT ASSETS:
  Cash..............................................  $   453,842  $   176,116
  Accounts receivable (net of allowance for doubtful
   accounts of $51,433 and $51,523).................    2,117,947    2,370,139
  Carton inventory..................................      120,940      133,444
  Deposits..........................................      179,909      120,120
  Deferred income tax benefit (Note 9)..............       20,500       20,500
  Other current assets..............................       45,077       75,297
                                                      -----------  -----------
    Total current assets............................    2,938,215    2,895,616
PROPERTY AND EQUIPMENT--Net.........................    6,075,578    6,119,988
OTHER ASSETS:
  Investment in partnership (Note 3)................      148,738      148,738
  Deferred customer acquisition costs (Note 1)......      444,905      443,298
  Deferred income tax benefit (net of valuation
   allowance of $76,600) (Note 9)...................      359,300      318,300
  Goodwill..........................................      199,295      192,488
                                                      -----------  -----------
    Total other assets..............................    1,152,238    1,102,824
                                                      -----------  -----------
TOTAL...............................................  $10,166,031  $10,118,428
                                                      ===========  ===========

        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................... $ 1,264,004  $ 1,257,884
  Accrued liabilities................................   1,319,690    1,200,627
  Notes payable to shareholders (Note 6).............     225,000      300,000
  Current portion of notes payable (Note 6)..........      48,395       50,843
  Current portion of capital lease obligations (Note
   7)................................................     288,579      279,500
                                                      -----------  -----------
    Total current liabilities........................   3,145,668    3,088,854
BANK REVOLVING CREDIT AND TERM LOANS (Note 6)........   3,000,001    2,966,668
NOTES PAYABLE (Note 6)...............................     136,399      120,350
CAPITAL LEASE OBLIGATIONS (Note 7)...................     632,913      615,389
SHAREHOLDERS' EQUITY:
  Common stock and additional paid-in capital, no
   par; 1,000,000 shares authorized; 384,493 shares
   outstanding (Note 10).............................     151,738      151,738
  Loan to shareholder for purchase of common stock...     (71,899)     (71,899)
  Retained earnings..................................   3,171,211    3,247,328
                                                      -----------  -----------
    Total shareholders' equity.......................   3,251,050    3,327,167
                                                      -----------  -----------
TOTAL................................................ $10,166,031  $10,118,428
                                                      ===========  ===========

                See notes to consolidated financial statements.

               RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          THREE MONTHS ENDED
                                            YEAR ENDED        DECEMBER 31
                                           SEPTEMBER 30, ----------------------
                                               1996         1996        1995
                                           ------------- ----------  ----------
                                                              (UNAUDITED)
REVENUE:
  Storage................................   $10,533,695  $2,790,142  $2,474,880
  Service................................     6,515,598   1,608,370   1,315,189
                                            -----------  ----------  ----------
                                             17,049,293   4,398,512   3,790,069
OPERATING EXPENSES:
  Cost of storage and service, excluding
   depreciation and amortization.........    10,885,766   2,649,841   2,290,967
  Selling, general and administrative....     5,176,789   1,289,888   1,214,588
  Depreciation and amortization..........       820,274     238,238     208,741
                                            -----------  ----------  ----------
                                             16,882,829   4,177,967   3,714,296
                                            -----------  ----------  ----------
    Operating income.....................       166,464     220,545      75,773
OTHER INCOME (EXPENSE):
  Interest income........................         4,113       3,965       2,243
  Interest expense.......................      (374,594)   (107,393)    (71,304)
  Loss on disposal of division...........      (225,000)
  Equity in income of partnership........         4,834
                                            -----------  ----------  ----------
                                               (590,647)   (103,428)    (69,057)
                                            -----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES........      (424,183)    117,117       6,716
PROVISION (CREDIT) FOR INCOME TAXES (Note
 9)......................................      (125,400)     41,000       2,500
                                            -----------  ----------  ----------
NET INCOME (LOSS)........................   $  (298,783) $   66,117  $    4,216
                                            ===========  ==========  ==========


                See notes to consolidated financial statements.

               RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                   COMMON
                                 STOCK AND
                                 ADDITIONAL    LOAN
                                  PAID-IN       TO       RETAINED
                                  CAPITAL   SHAREHOLDER  EARNINGS     TOTAL
                                 ---------- ----------- ----------  ----------
BALANCE, OCTOBER 1, 1995........  $ 61,864              $3,469,994  $3,531,858
  Issuance of common stock upon
   exercise of options..........    89,874   $(71,899)                  17,975
  Net loss......................                          (298,783)   (298,783)
                                  --------   --------   ----------  ----------
BALANCE, SEPTEMBER 30, 1996.....   151,738    (71,899)   3,171,211   3,251,050
  Net income (unaudited)........                            76,117      76,117
                                  --------   --------   ----------  ----------
BALANCE, DECEMBER 31, 1996
 (UNAUDITED)....................  $151,738   $(71,899)  $3,247,328  $3,327,167
                                  ========   ========   ==========  ==========




                See notes to consolidated financial statements.

               RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED       DECEMBER 31
                                            SEPTEMBER 30, --------------------
                                                1996        1996       1995
                                            ------------- ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................  $ (298,783)  $  76,117  $   4,216
  Adjustments to reconcile net income
   (loss) to net cash flows from operating
   activities:
   Deferred income tax provision...........    (167,400)     41,000      2,500
   Depreciation and amortization...........     820,274     238,238    208,741
   Equity in income of partnership.........      (4,834)
   Provision for loss on disposal of
    division...............................     225,000
   Changes in:
    Accounts receivable....................       1,187    (252,192)   211,460
    Carton inventory.......................       3,081     (12,504)   (88,216)
    Deposits and other current assets......      18,173      29,569   (223,015)
    Accounts payable.......................     192,400      (6,120)   247,931
    Accrued liabilities....................     357,868    (119,063)   (14,776)
                                             ----------   ---------  ---------
     Net cash flows from operating
      activities...........................   1,146,966      (4,955)   348,841
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.......  (1,262,224)   (225,693)  (516,945)
  Customer acquisition costs...............    (522,950)    (25,541)  (105,600)
  Repayment of loans to unconsolidated
   partnership.............................      91,500                 11,500
                                             ----------   ---------  ---------
     Net cash flows from investing
      activities...........................  (1,693,674)   (251,234)  (611,045)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under term
   loan and revolving line of credit.......     925,001     (33,333)   237,000
  Proceeds from notes payable to
   shareholders............................     225,000      75,000
  Proceeds from exercise of stock options..      17,975
  Payments under capital leases............    (217,007)    (49,603)   (16,014)
  Payment of notes payable.................                 (13,601)
                                             ----------   ---------  ---------
     Net cash flows from financing
      activities...........................     950,969     (21,537)   220,986
                                             ----------   ---------  ---------
NET CHANGE IN CASH.........................     404,261    (277,726)   (41,218)
CASH--Beginning of year....................      49,581     453,842     49,581
                                             ----------   ---------  ---------
CASH--End of year..........................  $  453,842   $ 176,116  $   8,363
                                             ==========   =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Cash paid for:
   Interest................................  $  334,089   $ 117,518  $  70,179
   Income taxes............................      47,628      67,060     27,070
SUPPLEMENTAL DISCLOSURES OF NONCASH
 INVESTING AND FINANCING ACTIVITIES--Year
 ended September 30, 1996:
  The Company incurred equipment capital
   lease obligations of $630,668.
  The purchase price of a 1995 acquisition
   was adjusted, reducing notes payable and
   goodwill by $30,206.
  The Company purchased all the tangible
   assets of McClatchy Business Archives
   for cash of $150,000 and notes payable
   of $150,000.
  The Company issued common stock valued at
   $89,874 for cash of $17,975 and a note
   receivable of $71,899.

                See notes to consolidated financial statements.

              RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         YEAR ENDED SEPTEMBER 30, 1996

 (INFORMATION FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS
                                  UNAUDITED.)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS--Records Management Services, Inc. (Illinois) (the "Company") is a provider of business records management services including storage, consulting, micro-imaging and contract management services.

  PRINCIPLES OF CONSOLIDATION--The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts, transactions and profits have been eliminated.

  The Company's 50% interest in an unconsolidated partnership is accounted for by the equity method.

  INTERIM FINANCIAL STATEMENTS--The consolidated balance sheet as of December 31, 1996 and the consolidated statements of operations and cash flows for the three months ended December 31, 1996 and 1995 are unaudited and, in the opinion of management of the Company, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for those interim periods. The results of operations for the three months ended December 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

  USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  PROPERTY AND EQUIPMENT--Depreciation is computed using accelerated and straight-line methods over the following estimated useful lives: buildings and improvements, 31.5 years; equipment, 3-12 years.

  GOODWILL--Goodwill represents the excess of purchase price of certain subsidiaries over the fair value of net assets acquired and is amortized on a straight-line basis over ten years. Accumulated amortization was $141,608 at September 30, 1996.

  CHANGE IN ACCOUNTING PRINCIPLE--Effective October 1, 1995, the Company began capitalizing customer acquisition costs. Costs, net of revenues received for the initial transfer of the records, related to the acquisition of large volume accounts (accounts consisting of 5,000 or more cartons) are capitalized and amortized over the life of the related contract (currently ranging from three to five years). Management believes such treatment to be preferable because it conforms with prevalent industry practice. As of September 30, 1996, acquisition costs of $522,950 have been capitalized, including $105,600 capitalized in the three months ended December 31, 1995; accumulated amortization totaled $78,045 at September 30, 1996.

2. ACQUISITION

  Effective November 30, 1995, the Company acquired all of the records storage business of McClatchy Business Archives ("McClatchy") of Houston, Texas, for $300,000 in a transaction accounted for as a purchase. The purchase price included $150,000 in cash and a $150,000 note payable to the seller (see Note
6).

              RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1996

 (INFORMATION FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS
                                  UNAUDITED.)

3. UNCONSOLIDATED PARTNERSHIP

  The Company owns a 50% partnership interest in Certified Document Destruction of Illinois ("CDDI"). CDDI provided document destruction services to the Company and others until it sold its business to Crown Recycling & Waste Services, Inc. ("Crown") effective September 30, 1996 for approximately $500,000. The Company's 50% share of the gain recognized on the sale was $53,581 and its 50% share of CDDI's operating loss for fiscal year 1996 was $48,747. In connection with the sale agreement, the Company agreed to provide at least 15 million pounds of material for destruction or disposal by Crown during the five-year period ending September 30, 2001 for a total cost, based on current market prices, of approximately $600,000.

4. DISPOSAL OF GEORGIA DIVISION

  The Company closed the Georgia division effective September 30, 1996. Existing assets will be transferred to other divisions. Property rental agreements were terminated and approximately $225,000 was accrued at September 30, 1996 for these and other costs.

5. BALANCE SHEET INFORMATION

  Property and equipment as of December 31, 1996 comprises the following:

   Land............................................................ $   164,804
   Buildings and improvements......................................   2,645,666
   Equipment.......................................................   9,415,568
                                                                    -----------
                                                                     12,226,038
   Accumulated depreciation........................................  (6,150,460)
                                                                    -----------
   Property and equipment--net..................................... $ 6,075,578
                                                                    ===========

Accrued liabilities as of September 30, 1996 comprise the following:

   Payroll......................................................... $   246,327
   Real estate taxes...............................................     272,791
   401(k) plan contributions.......................................     335,094
   Disposal of Georgia division....................................     225,000
   Other...........................................................     240,478
                                                                    -----------
   Total........................................................... $ 1,319,690
                                                                    ===========

6. DEBT

  Effective December 1, 1995, the Company entered into a $2,000,000 secured term loan (the "Term Loan") agreement and a $1,200,000 secured revolving line of credit agreement (the "Line") with a bank. The Term Loan and the Line (collectively, the "Loans") bear interest due monthly at the prime rate plus 1%. The Term Loan also requires monthly principal payments of $11,111. All unpaid principal is due February 1, 1997. At September 30, 1996, total outstanding borrowings were $3,000,001.

  The Term Loan is secured by first mortgages on certain real estate owned by the Company. The Line is secured by a first priority lien on all of the Company's assets. The Loans are cross-collateralized and cross-defaulted.

              RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1996

 (INFORMATION FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS
                                  UNAUDITED.)

  See Note 11 regarding refinancing of the Loans.

  The $150,000 note payable issued in connection with the purchase of McClatchy bears interest at 9% per annum and is payable in eight annual installments of principal and interest of $27,101 (see Note 2). The $34,794 balance of a note payable issued in connection with a fiscal year 1995 acquisition is payable upon demand. Annual maturities of notes payable amount to $48,395 for the year ending September 30, 1997 and range from $15,000 to $19,200 for the succeeding four years.

  In 1996, certain shareholders agreed to loan $300,000 to the Company, of which $225,000 was advanced prior to September 30, 1996. The notes bear interest at 11% per annum and are due on September 30, 1997.

7. LEASING ARRANGEMENTS

  The Company has operating lease agreements for warehouse space expiring at various dates through 2004. Leases covering a portion of the total leased space are with entities controlled by directors and shareholders of the Company. The leases contain renewal options for additional periods and generally provide for rent adjustments based on changes in the Consumer Price Index and actual real estate taxes and interest.

  The Company has guaranteed payment of all principal and interest due on a loan payable by Morris West Limited Partnership ("Morris West"), which is owned by certain directors and shareholders of the Company, to LaSalle National Bank in the amount of $640,000. Morris West is one of the related entities from which the Company leases warehouse space.

  The estimated future minimum rental payments required under the operating leases as of September 30, 1996 are as follows:

                                                 RELATED   UNRELATED
   FISCAL YEAR                                   ENTITIES   ENTITIES    TOTAL
   -----------                                  ---------- ---------- ----------
   1997........................................ $  504,833 $  913,224 $1,418,057
   1998........................................    314,833    866,368  1,181,201
   1999........................................    241,558    736,601    978,159
   2000........................................     69,833    656,319    726,152
   2001........................................     69,833    656,319    726,152
   Thereafter..................................    151,305  1,460,228  1,611,533
                                                ---------- ---------- ----------
       Total................................... $1,352,195 $5,289,059 $6,641,254
                                                ========== ========== ==========

  During fiscal year 1996, the Company recorded rent expense totaling $1,638,953, including $732,900 of rent to related entities.

              RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1996

 (INFORMATION FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS
                                  UNAUDITED.)

  The Company has entered into capitalized long-term leasing agreements for shelving and various other equipment with an aggregate cost of $1,181,902 and accumulated amortization of $137,297 at September 30, 1996. The future minimum lease payments under the capitalized leases as of September 30, 1996 are as follows:

   FISCAL YEAR
   -----------
   1997.............................................................. $ 389,591
   1998..............................................................   373,042
   1999..............................................................   268,283
   2000..............................................................    54,730
   2001..............................................................    29,983
                                                                      ---------
                                                                      1,115,629
   Less amount representing interest.................................   194,137
                                                                      ---------
   Present value of future minimum lease payments....................   921,492
   Less principal due in one year....................................   288,579
                                                                      ---------
       Total......................................................... $ 632,913
                                                                      =========

8. EMPLOYEE BENEFIT PLAN

  Eligible employees participate in the Records Management Services, Inc. 401(k) Profit Sharing Plan. Company contributions, consisting of a discretionary profit-sharing contribution and a partial matching of employee contributions, totaled approximately $161,000 for the year ended September 30, 1996.

9. INCOME TAXES

  The components of the income tax benefit for the year ended September 30, 1996 are as follows:

   Current......................................................... $  42,000
   Deferred........................................................  (186,700)
                                                                    ---------
                                                                     (144,700)
   Change in valuation allowance...................................    19,300
                                                                    ---------
       Total....................................................... $(125,400)
                                                                    =========

  A reconciliation of the U.S. federal statutory rate of 35% to the effective rate of tax benefit for the year ended September 30, 1996 is as follows:

   Statutory rate..................................................      35.0%
   Nondeductible expenses..........................................      (2.8)
   Adjustment of valuation allowance...............................      (4.5)
   Other, net......................................................       1.9
                                                                    ---------
   Effective rate..................................................      29.6%
                                                                    =========


              RECORDS MANAGEMENT SERVICES, INC. AND SUBSIDIARIES

                         YEAR ENDED SEPTEMBER 30, 1996

 (INFORMATION FOR THE THREE-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995 IS
                                  UNAUDITED.)

  The components of deferred tax assets as of September 30, 1996 are as follows:

   Current:
     Allowance for doubtful accounts................................. $ 20,500
                                                                      ========
   Long-term:
     AMT credit carry-forwards....................................... $100,500
     Net operating loss carry-forwards...............................  522,100
     Accrued expenses................................................  222,800
     Accumulated depreciation........................................ (372,600)
     Other...........................................................  (36,900)
     Valuation allowance.............................................  (76,600)
                                                                      --------
       Total......................................................... $359,300
                                                                      ========

  The valuation allowance relates to state operating loss carry-forwards of subsidiaries that have not achieved profitable operations.

10. STOCK OPTIONS

  In March 1996, the president of the Company exercised an option to purchase 4,993 shares of the Company's common stock at $18.00 per share in exchange for cash of $17,975 (20%) and a note payable in the amount of $71,899 (80%). The note bears interest at 6% per annum and requires monthly payments of principal and interest of $607 from October 1996 until September 2002 when the remaining principal ($51,143) is due.

  The president of the Company holds two other options, each to purchase 4,993 shares at $12.00 per share. One option expires July 31, 1997, while the other expires September 30, 1998.

11. SUBSEQUENT EVENTS

  On January 10, 1997, the Company entered into a $2,500,000 secured term loan agreement and a $1,500,000 secured revolving line of credit agreement bearing interest at the prime rate. Proceeds were used to repay the existing Term Loan and Line. The Term Loan requires monthly principal payments of $33,334. All unpaid principal of both loans is due June 30, 1998. The Term Loan is secured by certain equipment of the Company. The Line is secured by the Company's accounts receivable. The loans are cross-collateralized and cross-defaulted.

  In December 1996, the Company issued another option to the president of the Company to purchase 4,993 shares at $12.00 per share. This option expires November 30, 1999.

                              PIERCE LEAHY CORP.
                              ------------------

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                  -------------------------------------------

                             BASIS OF PRESENTATION
                             ---------------------

                                  (Unaudited)
                                  -----------



The accompanying pro forma consolidated balance sheet as of December 31, 1996 and the related pro forma consolidated statement of operations for the year then ended gives effect to the acquisition of Records Management Services, Inc. ("RMS"), as described in Note 2, as if this transaction had occurred as of December 31, 1996, in the case of the pro forma consolidated balance sheet, and as of January 1, 1996, in the case of the pro forma consolidated statement of operations.

It should be noted that the year end of Pierce Leahy Corp. (the "Company") is December 31. Therefore, the Company's historical information relates to the year ended December 31, 1996. The corresponding period for RMS is the fiscal year ended September 30, 1996.

The pro forma consolidated financial statements have been prepared by management of the Company and should be read in conjunction with the historical consolidated financial statements of the Company, which have been previously filed in the Company's Form 10-K for the year ended December 31, 1996, and the historical financial statements of RMS, which are included elsewhere in this Form 8-K. The pro forma consolidated financial statements are based on certain assumptions and preliminary estimates which are subject to change. These statements do no purport to be indicative of the consolidated financial position or results of operations of the Company that might have occurred, nor are they indicative of future results.

                              PIERCE LEAHY CORP.
                              ------------------

            PRO FORMA CONSOLIDATED BALANCE SHEET--DECEMBER 31, 1996
            -------------------------------------------------------


                                  (Unaudited)
                                  -----------

                                                                             Acquisition of
                                                                             --------------
                                                                    Records Management Services, Inc.
                                                                    ---------------------------------
                                                                                               Pro Forma
                                            Historical             Historical                 Adjustments
                                             (Note 1)               (Note 2)                   (Note 2)               Pro Forma
                                          -------------          ---------------             ------------           -------------
                ASSETS

CURRENT ASSETS:
  Cash                                    $     1,254             $           454            $        -              $      1,708
  Accounts receivable, net                     17,828                       2,118                     -                    19,946
  Inventories                                     611                         121                     -                       732
  Prepaid expenses and other                      688                         245                  (21)   (b)                 912
                                          -----------             ---------------            ----------              ------------
      Total current assets                     20,381                       2,938                  (21)                    23,298
                                          -----------             ---------------            ----------              ------------

PROPERTY AND EQUIPMENT, net                   113,134                       6,076                 4,424   (a)             123,634
                                          -----------             ---------------            ----------              ------------

OTHER ASSETS:
  Intangible assets, net                       97,544                         644                50,374   (b)             148,562
  Other                                         3,761                         508                  (359)  (b)               3,910
                                          -----------             ---------------            ----------              ------------

       Total other assets                     101,305                       1,152                50,015                   152,472
                                          -----------             ---------------            ----------              ------------

                                          $   234,820             $        10,166            $   54,418              $    299,404
                                          ===========             ===============            ==========              ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current portion of                      $     7,310             $           562            $     (562)  (c)        $      7,310
   long-term debt
  Current portion of                              466                           -                     -                       466
   noncompete obligations
  Accounts payable                              6,757                       1,264                     -                     8,021
  Accrued expenses                             20,563                       1,320                     -                    21,883
  Deferred revenues                             9,218                           -                     -                     9,218
                                          -----------             ---------------            ----------              ------------
       Total current liabilities               44,314                       3,146                  (562)                   46,898

LONG-TERM DEBT                                209,330                       3,769                58,231   (c)             271,330

NONCOMPETE OBLIGATIONS                            317                           -                     -                       317

DEFERRED RENT                                   2,841                           -                     -                     2,841

DEFERRED INCOME TAXES                           3,456                           -                     -                     3,456

TOTAL SHAREHOLDERS' EQUITY
 (DEFICIT)                                    (25,438)                      3,251                (3,251)  (d)             (25,438)
                                          -----------             ---------------            ----------              ------------

                                          $   234,820             $        10,166            $   54,418              $    299,404
                                          ===========             ===============            ==========              ============


        The accompanying notes are an integral part of this statement.

                              PIERCE LEAHY CORP.
                              ------------------

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                ----------------------------------------------

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                     ------------------------------------

                                   Unaudited
                                   ---------

                                                                        Acquisition of
                                                               Records Management Services, Inc.
                                                               ---------------------------------
                                                                                          Pro Forma
                                              Historical           Historical            Adjustments
                                               (Note 1)             (Note 2)              (Note 2)            Pro Forma
                                            --------------       --------------        --------------        -----------
     REVENUES:

      Storage                              $        75,900       $       10,534        $            -        $   86,434

      Service and storage materials sales           53,848                6,515                     -            60,363
                                            --------------       --------------        --------------        ----------

        Total revenues                             129,748               17,049                     -           146,797
                                            --------------       --------------        --------------        ----------

     OPERATING EXPENSES:

      Cost of sales (excluding
       depreciation and amortization)               73,870               10,886                     -            84,756

      Selling, general and administrative           20,007                5,172                     -            25,179

      Non-recurring charges                          3,254                  225                     -             3,479

      Depreciation and amortization                 12,869                  820                 1,973   (e)      15,662
                                            --------------       --------------        --------------        ----------

        Total operating expenses                   110,000               17,103                 1,973           129,076
                                            --------------       --------------        --------------        ----------

        Operating income                            19,748                  (54)               (1,973)           17,721

     INTEREST EXPENSE                               17,225                  370                 4,778   (f)      22,373
                                            --------------       --------------        --------------        ----------

        Income (loss) before income taxes            2,523                 (424)               (6,751)           (4,652)

     INCOME TAXES                                        -                 (125)                  125                 -
                                            --------------       --------------        --------------        ----------

        Income (loss) before                         2,523                 (299)               (6,876)           (4,652)
         extraordinary item

     EXTRAORDINARY CHARGE--Loss on early
      extinguishment of debt                         2,015                    -                     -             2,015
                                            --------------       --------------        --------------        ----------

     NET INCOME (LOSS)                      $          508       $         (299)       $       (6,876)       $   (6,667)
                                           ===============       ==============        ==============        ==========



        The accompanying notes are an integral part of this statement.

                               PIERCE LEAHY CORP.
                               ------------------


              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

                                  (Unaudited)
                                  -----------



1. HISTORICAL:
   -----------

The historical balances of Pierce Leahy Corp. and its majority-owned subsidiary, Pierce Leahy Command Company (together, the "Company"), represent the consolidated balance sheet as of December 31, 1996 and the consolidated results of operations for the year then ended as reported in the consolidated financial statements which have been previously filed in the Company's Form 10-K.

2.  ACQUISITION OF RECORDS MANAGEMENT SERVICES, INC.:
    -------------------------------------------------

On April 2, 1997, the Company acquired all of the capital stock of Records Management Services, Inc. ("RMS"). Total consideration paid at closing by the Company was approximately $62,000,000, including the repayment of certain debt of RMS. The acquisition has been accounted for using the purchase method of accounting. Under this method the purchase price is allocated to the assets and liabilities of RMS based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price exceeded the fair value of the net assets acquired by approximately $48,508,000, which has been recorded as goodwill and will be amortized on a straight-line basis over 30 years.

The historical balances for RMS were derived from the historical balance sheet as of September 30, 1996 and the statement of operations for the year then ended, which are included elsewhere in this Form 8-K.

The following pro forma adjustments for the acquisition of RMS are reflected in the pro forma consolidated balance sheet as of December 31, 1996 and the pro forma consolidated statement of operations for the year then ended:

Unaudited Pro Forma Adjustments to Consolidated Balance Sheet-

a. To record the step-up to the estimated fair value of land ($400,000), warehouse equipment ($7,000,000), and buildings ($3,100,000).

b. Intangible assets of goodwill ($48,508,000), noncompete agreement ($2,000,000), and other intangibles ($510,000) result from the preliminary allocation of the purchase price. These intangibles are subject to adjustment based on the final allocation of the purchase price to the net assets acquired. Also, pre-existing intangibles ($644,000) and deferred income tax benefits ($380,000) were not allocated value in purchase accounting.

c. Reflects the Company's borrowing of $62,000,000 on its U.S. Revolver to fund the acquisition of RMS and the repayment of debt of RMS of $4,331,000.

d. Reset the historical equity accounts of RMS.

Unaudited Pro Forma Consolidated Statement of Operations-

e. To record amortization expense of $1,973,000 relating to goodwill, noncompete agreement, and other intangible assets based upon the estimated useful lives of each intangible, plus depreciation expense of $474,000 relating to the step-up in the value of warehouse equipment and buildings.

f. To record additional interest expense on the $62,000,000 of borrowings to fund the aquisition at a weighted average interest rate of approximately 8.3%.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 16, 1997          PIERCE LEAHY CORP.


                                By:  /s/  Douglas B. Huntley
                                   ---------------------------------------------
                                         Douglas B. Huntley, Vice President and
                                         Chief Financial Officer

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.          Description of Document
-----------          -----------------------

10. Stock Purchase Agreement dated as of February 27, 1997 between the Company, Records Management Services, Inc. and certain shareholders of Records Management Services, Inc. (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31,
                     1996).